Exhibit 99.5

           (Text of graph posted to Ashland Inc.'s website concerning
                      Ashland Specialty Chemical's revenue)

                         Net Monthly Sales ($, Millions)


            2001         2002        2003        2004         2005      2006
           ------       ------      ------      ------       ------    ------

January     84.4         83.4        90.1        95.6        135.6     143.1
February    84.1         91.1        97.7       114.2        142.5     149.9
March       91.3         88.2       101.8       119.2        155.7
April       88.0        100.3       106.5       122.4        159.8
May         90.7        100.5       104.3       116.0        162.6
June       102.9         98.9       108.6       127.6        161.7
July        94.5         95.7       104.0       122.1        141.8
August      95.5        100.9       110.3       125.6        156.7
September   91.2         97.8        96.2       121.3        147.2
October     99.4        105.7       115.9       133.8        156.8
November    91.4         96.1       102.9       136.0        153.4
December    82.4         90.6       103.7       129.8        138.4


                12 Month Net Sales Rolling Average ($, Millions)

             2001        2002        2003         2004        2005      2006
            ------      ------      ------       ------      ------    ------

January      92.8        91.2        96.3        104.0       125.3     151.6
February     92.1        91.8        96.9        105.3       127.7     152.2
March        91.1        91.6        98.0        106.8       130.7
April        90.7        92.6        98.5        108.1       133.8
May          90.2        93.4        98.8        109.1       137.7
June         90.6        93.1        99.7        110.7       140.5
July         91.1        93.2       100.3        112.2       142.2
August       90.9        93.6       101.1        113.5       144.8
September    90.9        94.2       101.0        115.5       146.9
October      91.3        94.7       101.8        117.0       148.8
November     91.5        95.1       102.4        119.8       150.3
December     91.3        95.8       103.5        122.0       151.0